UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code:

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2026, Mattel, Inc. (the “Company” or “Mattel”) entered into an amendment (the “Amendment”) to the letter agreement, dated September 29, 2026, between the Company and Roger Lynch (the “Offer Letter”), with respect to Mr. Lynch’s service as the Company’s Chief Executive Officer. The Company previously disclosed the appointment of Mr. Lynch as the Company’s Chief Executive Officer and the entry into the Offer Letter in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2026. The amendment was made following recent external developments.

The Amendment provides that Mr. Lynch’s start date (the “Start Date”) will be October 12, 2026 and each of the make-whole restricted stock unit award, the inducement performance-based restricted stock unit award and the 2026 annual long-term incentive award to be granted to Mr. Lynch under the Offer Letter will be granted on the Start Date (instead of the last trading day of the month in which the Start Date occurs), with the make-whole restricted stock unit award consisting of 461,538 restricted stock units, the inducement performance-based restricted stock unit award consisting of 461,538 performance-based restricted stock units (with the initial Mattel share price for purposes of the relative total shareholder return metric being the per-share closing price of Mattel common stock on September 30, 2026, the date of the announcement of Mr. Lynch’s appointment as Chief Executive Officer), and the 2026 annual long-term incentive award consisting of 461,538 performance-based restricted stock units (at target) and 307,692 restricted stock units. The vesting and other terms and conditions of each such award otherwise remain as set forth in the Offer Letter and previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2026.

The Amendment also provides that, upon a termination of employment that would entitle Mr. Lynch to receive change-in-control severance benefits under the Company’s Amended and Restated Executive Severance Plan B (“Severance Plan B”) (a “Change of Control Covered Termination”) that occurs on or prior to December 31, 2028, the multiplier used to calculate his change-in-control cash severance payment under Severance Plan B will be 2.99 times (rather than two times), and that, if a change of control of the Company occurs on or prior to December 31, 2028 and Mr. Lynch receives any payments or benefits that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Lynch will, subject to certain limitations, be entitled to a payment that puts him in the same after-tax position as though such tax did not apply.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment, dated October 12, 2026, to the Letter Agreement, dated September 29, 2026, between Mattel, Inc. and Roger Lynch.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President,
Chief Legal Officer, and Secretary

Date: October 14, 2026